Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bill Davis

Perficient, Inc.

(314) 995-8822

bill.davis@perficient.com

PERFICIENT, INC. REPORTS SECOND QUARTER 2003 RESULTS

AUSTIN, Texas – July 30, 2003 – Perficient, Inc. (NASDAQ: PRFT), a leading eBusiness solutions provider to Global 3000 companies in the central United States, today reported financial results for the quarter ended June 30, 2003.

Financial Highlights

For the second quarter ended June 30, 2003:

•                  Revenue from services and software was up 13% to $6,479,747 versus $5,731,755 in the second quarter of 2002.

•                  Reported net income was $177,303 or $0.01 earnings per share compared to a net loss of ($708,825) or ($0.15) per share during the second quarter of 2002.

•                  Gross margin as a percentage of services and software revenue was 43%, compared to 45% in the second quarter of 2002.

•                  EBITDA (a non-GAAP performance measure) was $820,990 compared to ($146,349) during the second quarter of 2002.

“Q2 was an all-time record quarter for operating income and EBITDA and we were profitable on a GAAP basis” said Jack McDonald, chairman and chief executive. “The $.01 per share we earned on a GAAP basis was after deducting $0.03 per share of non-cash expenses including stock compensation, depreciation and amortization, which shows we’re generating meaningful cash,” he added. “Q2 also showed sequential growth in services revenue for the second consecutive quarter, demonstrating that demand for our services is solid and we’re well positioned for a market upturn.”

Other Q2 2003 Highlights

Among other Q2 2003 highlights, Perficient:

•                  Added new customer relationships and follow-on projects with leading companies and organizations including: AAA Michigan, Ameren UE, Anheuser-Busch, Bank of America, BIC Corporation, Boeing, Commerce Bancshares, Express-Scripts, GE Capital, MetLife, Mutual Trust Life, Pioneer Seed, Sheetz, ShopNBC, State of Kansas, Union Bank of California, and Wells Fargo;

•                  Executed alliance agreements with leading technology companies including Mainline Information Systems, Bowstreet, Inc. and Fusion Technologies of India. All three relationships strengthen Perficient’s solution sales and implementation capabilities and open new revenue opportunities; and

•                  Was recognized by VARBusiness magazine for the second consecutive year as a member of the VARBusiness 500, an annual listing of the top solution providers in the United States by revenue.

About Perficient

Perficient is the leading provider of eBusiness solutions to Global 3000 companies in the Central United States.  Perficient helps companies acquire and strengthen their customer relationships, reduce their costs and empower their employees by helping them create Enabled Enterprises™, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. A “Premier Level” IBM business partner—and one of only five WebSphere service providers retained worldwide by IBM, Perficient’s partners include leading eBusiness technology and services organizations like IBM, Sun, Microsoft, Oracle, Digex, Vignette, Gauss, Stellent, Pinnacor and Autonomy. For more information about Perficient, which has more than 140 professionals in the Central US and Canada, please visit www.perficient.com.

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Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to operating income (loss) and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
	(unaudited )		(unaudited)
Revenue
Services	$5,637,913	$6,120,463	$9,134,772	$11,865,773
Software	93,842	359,284	119,548	1,757,119
Reimbursable expenses	488,722	488,647	856,148	951,239
Total revenue	6,220,477	6,968,394	10,110,468	14,574,131

Cost of revenue
Project personnel costs	3,001,583	3,268,491	4,985,629	6,474,764
Software costs	82,790	322,396	91,548	1,519,146
Reimbursable expenses	488,722	488,647	856,148	951,239
Other project related expenses	83,988	126,199	174,666	199,395
Gross margin	2,563,394	2,762,661	4,002,477	5,429,587

Selling, general and administrative	2,301,038	1,899,391	3,758,246	3,861,617
Stock compensation	63,758	42,280	114,803	84,149
Restructuring, severance and other	344,947	—	387,621	—
EBITDA (1)	(146,349)	820,990	(258,193)	1,483,821

Depreciation	180,912	193,438	268,980	394,600
Intangibles amortization	323,025	154,168	610,524	491,668
Income (loss) from operations	(650,286)	473,384	(1,137,697)	597,553
Interest income	5,098	1,625	16,226	2,629
Interest expense	(53,368)	(68,813)	(76,854)	(143,401)
Other	(10,269)	(34,046)	(10,325)	(40,011)
Income (loss) before income taxes	(708,825)	372,150	(1,208,650)	416,770
Provision for income taxes	—	194,847	—	324,847
Net income (loss)	$(708,825)	$177,303	$(1,208,650)	$91,923

Beneficial conversion charge on preferred stock	(492,266)	—	(1,672,746)	—
Accretion of dividends on preferred stock	(31,792)	(46,296)	(61,008)	(93,126)
Net income (loss) available to common stockholders	$(1,232,883)	$131,007	$(2,942,404)	$(1,203)

Basic net income (loss) per share	$(0.15)	$0.01	$(0.41)	$(0.00)
Diluted net income (loss) per share	$(0.15)	$0.01	$(0.41)	$(0.00)
Shares used in computing basic net income (loss) per share	8,122,184	10,166,358	7,209,448	9,557,075
Shares used in computing diluted net income per share	8,122,184	14,460,966	7,209,448	9,557,075

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income (loss) or GAAP net income (loss). EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2002	June 30, 2003
		(unaudited)
ASSETS
Current assets:
Cash	$1,525,002	$1,750,682
Accounts receivable, net	3,938,373	4,658,335
Other current assets	382,542	227,460
Total current assets	5,845,917	6,636,477
Net property and equipment	1,211,018	887,842
Net intangible assets	12,380,039	11,823,880
Other noncurrent assets	156,129	67,780
Total assets	$19,593,103	$19,415,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$426,686	$421,929
Line of credit	540,011	706,293
Current portion of capital lease obligation	235,034	249,957
Other current liabilities	2,304,433	2,365,177
Current portion of note payable to related party	485,477	357,972
Total current liabilities	3,991,641	4,101,328
Note payable to related party	745,318	538,809
Capital lease obligation, less current portion	334,661	146,264
Total liabilities	5,071,620	4,786,401
Commitments and contingencies
Stockholders’ equity:
Preferred stock	3,095	2,885
Common stock	10,537	10,705
Additional paid-in capital	75,993,344	75,926,699
Unearned stock compensation	(164,773)	(78,401)
Accumulated other comprehensive loss	(35,366)	(38,879)
Retained deficit	(61,285,354)	(61,193,431)
Total stockholders’ equity	14,521,483	14,629,578
Total liabilities and stockholders’ equity	$19,593,103	$19,415,979